RESEARCH COLLABORATION

     This Research Collaboration (the "Agreement") is effective on this 6th day of April, 1996 (the "Effective Date"),

     SCRIPPS RESEARCH INSTITUTE, a California nonprofit public benefit corporation located at 10666 North Torrey Pines Road, La Jolla, California 92037, (hereinafter "Scripps") and

     INNOVIR LABORATORIES, INC., a Delaware corporation having its principal place of business at 510 East 73rd Street, New York, New York 10021 (hereinafter "Innovir"),

     in consideration of the mutual covenants contained herein, AGREE AS
FOLLOWS:

                                    ARTICLE 1
                           BACKGROUND AND DEFINITIONS

1.1 Scripps possesses proprietary materials, know-how, information and expertise regarding the Research and wishes to perform collaborative research with Innovir; and

1.2 Principal Investigator (as defined herein) has developed a unique transgenic mouse model which expresses fully assembled HBV particles.

1.3 Innovir has proprietary oligonucleotide-based anti-HBV compounds called external guide sequences ("EGSs") which have been shown to inhibit HBV replication in hepatoma cells producing human HBV.

1.4      Innovir desires to undertake a research collaboration with Scripps.

1.5 Scripps has the exclusive right to grant a license in and to any technology developed in performance of the Research program described herein, subject to any rights of the U.S. Government, resulting from the receipt by Scripps of U.S. Government funding, to use such technology for its own purposes, and subject to any agreement with third parties that prevent license of the technology for agricultural uses.

1.6 The parties wish to collaborate in the of Research under terms and conditions of this agreement.


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                                    ARTICLE 2
                           DESCRIPTION OF THE RESEARCH

2.1 The Research to be conducted hereunder is fully described in Schedule and relates to the use of EGSs to inhibit HBV replication.

                                    ARTICLE 3
                          SCRIPPS STAFF AND FACILITIES

3.1 The Research shall be carried out at Scripps under the direction of Dr. Francis V. Chisari ("Principal Investigator"), and any additional personnel assigned by the Principal Investigator and listed on Schedule 3 ("Researcher(s)") to the Research and will notify Innovir of the selection. If the Principal Investigator is unable to continue the Research, Innovir in its sole discretion shall (i) consult with Scripps to select a mutually acceptable replacement or replacements from the Scripps staff to direct and conduct the Research, and/or (ii) terminate the Research.

3.2      Scripps hereby agrees to conduct the Research as expressly set forth on
         Schedule 1 attached hereto.

                                    ARTICLE 4
                   REPORTS AND TANGIBLE TECHNICAL INFORMATION

4.1 Principal Investigator shall keep Innovir informed of the progress of the Research it conducts hereunder on a regular basis as mutually agreed to by both parties. Principal Investigator shall provide Innovir with bimonthly reports of progress and a complete written report at the end of the Term.

4.2 Innovir shall have the right to use the reports submitted by Principal Investigator as it sees fit, however, Innovir may not make any reference to the Scripps Research Institute or any affiliate institution without first obtaining written consent from Scripps, which consent will not be unreasonably withheld; provided however, and upon notification to Scripps, Innovir may make such reference if Innovir's counsel deems it necessary or appropriate to comply with statute, court order or government regulation, for filing with a regulatory agency or for filing a patent application.

4.3 Scripps and Dr. Chisari shall to the best of their ability in a timely fashion permit Innovir full access to all information, inventions, improvements, designs and know-how which may be conceived, invented or reduced to practice in performance of the Research conducted hereunder. At the request of Innovir, Scripps and Dr. Chisari shall to the best of their ability deliver to Innovir copies of all laboratory notebooks and other technical and research data including

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         documents or computer stored data and formulations of any compounds associated with or prepared in performance of the Research; provided, however, such obligation shall terminate on the first anniversary of the termination or expiration of this Agreement and further provided, that if Innovir requests such information after the first anniversary and Scripps or Dr. Chisari still have such information they will provide such information to Innovir.

                                    ARTICLE 5
                            CONFIDENTIAL INFORMATION

5.1 All proprietary information and data supplied or generated under this Agreement (including biological materials) by either party which is marked "Confidential" shall be considered confidential (hereinafter "Confidential Information") and, for a period of three (3) years from the Effective Date, shall not be disclosed or given by the recipient to any third party without the prior approval of the disclosing party. The foregoing shall not apply when and to the extent the Confidential Information disclosed:

                (a) becomes generally available to the public through no fault of the receiving party;

                (b) was already known to the receiving party at the time of disclosure as evidenced by written records in the possession of the receiving party prior to such time or;

                (c) is subsequently received by the receiving party in good faith from a third party without breaching any confidential obligation between the third party and the disclosing party;

                (d) is required to be disclosed by the receiving party to comply with judicial, statutory or regulatory requirements; provided that the receiving party provides prior written notice of such disclosure to the disclosing party and takes reasonable and lawful actions to avoid or minimize the degree of such disclosure;

                (e)     is inherent in any product which is sold by Innovir; or

                (f) is developed independently by employees of the receiving party and the receiving party shall have the burden to prove it was developed independently.

5.2 Except as expressly provided in this Agreement, no rights are provided to Scripps, the Principal Investigator or Researchers under any patents, patent applications, trade secrets or other proprietary rights of Innovir. In particular, no rights are provided to use the materials or modifications or any related patents of Innovir for profit making or commercial purposes, such as sale of the materials or modifications used in manufacturing, provision of a service to a third party in exchange for consideration, or use in research or consulting for a for-profit or non-profit entity under which the entity obtains rights to research results; provided, however, Scripps is entitled to use the materials for the

        Research hereunder even though the U.S. government may be entitled to certain rights to the results of the Research.

                                    ARTICLE 6
                                   PUBLICATION

6.1 To protect Innovir's proprietary and patent rights in the Confidential Information, Scripps agrees to provide Innovir with an advance copy of any proposed publication that makes reference to the Confidential Information. Innovir agrees to review proposed publications and to inform Scripps of any comments within forty-five (45) days. Innovir shall have the right to remove any of Innovir's Confidential Information from any publication. If the publication contains patentable material, Scripps agrees to delay publication after the review period for up to forty-five (45) days to allow patent protection to be obtained. If a publication does result from Research, authorship shall be jointly decided by Innovir and Scripps based on accepted scientific practice.

6.2 Innovir shall have the right to use the data generated in the Research in filing patent applications, in filing for regulatory approvals and for other internal research purposes.

                                    ARTICLE 7
                                   INVENTIONS

7.1 Intellectual Property shall mean any discoveries, inventions, improvements and/or commercially useful products or processes, whether patentable or not, developed or made in performance of this Agreement. Scripps will promptly notify Innovir of any Intellectual Property conceived and/or made during the term of this Agreement in performance of the Research. Inventorship on any invention shall be determined in accordance with United States patent law.

7.2     Results of the Research shall be owned as follows:

        (a) If all inventors are employees of Innovir, by Innovir, and such Intellectual Property will not be subject to this Agreement.

        (b)     If all inventors are employees of Scripps, by Scripps.

        (c) If Intellectual Property is invented jointly by at least one person employed by Innovir and at least one person employed by Scripps, jointly by both Innovir and Scripps and each party shall have an undivided interest to make, have made, use and sell such Intellectual Property subject only to Innovir's option under Section 7.4.

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7.3      If Intellectual Property is solely owned by Scripps, Section 7.2(b),
         Scripps shall as soon as reasonably possible, either upon conception or reduction to practice, as the case may be, for each and every application of such Intellectual Property, disclose the same in writing to Innovir. Such disclosure shall contain sufficient detail to enable Innovir to evaluate the advisability of exercising the option granted hereunder with respect to such application. All such disclosures shall be maintained in confidence by Innovir. If Scripps shall file a patent application before the expiration of the Option Period, Scripps shall bear all costs incurred in connection with such preparation, filing, prosecution and maintenance of U.S. and foreign application(s) directed to said Intellectual Property. During the Option Period and prior to filing such application, Scripps shall take reasonable efforts to consult with Innovir and shall attempt to assure that such application(s), will cover, to the best of Scripps' and Innovir's combined knowledge, all items of commercial interest and importance; provided, however, Scripps shall, in its sole discretion, be responsible for making all decisions regarding scope and content of application(s) to be filed and prosecution thereof, Innovir shall be given an opportunity to review and provide input thereto. During the Option Period, Scripps shall keep Innovir advised as to all developments with respect to such application(s) and shall promptly supply to Innovir copies of all papers received and filed in connection with the prosecution thereof in sufficient time for Innovir to comment thereon.

7.4 If Intellectual Property is jointly owned by Scripps and Innovir, Section each party, as soon as reasonably feasible, either upon conception or reduction to practice, as the case may be, of each and every such application, shall disclose the same in writing to the other party. Such disclosure shall contain sufficient detail to enable each party to evaluate whether such technology is, in fact, jointly developed technology. Scripps shall deliver to Innovir a written notice describing the jointly developed technology and Scripps' intent to exclusively license its rights to the same to Innovir. If during the Option Period, Innovir directs that a patent application or other intellectual property protection be filed, Innovir shall promptly take action to have prepared, filed, and prosecuted such U.S. and foreign application. Innovir shall pay all costs incurred in connection with such preparation, filing, prosecution and maintenance of U.S. and foreign application(s) directed to said Intellectual Property. Innovir shall cooperate with Scripps to assure that such application(s) will cover, to the best of their combined knowledge, all items of commercial interest and importance. While Innovir shall be responsible for making decisions regarding scope and content of application(s) to be filed and prosecution thereof, Scripps shall be given an opportunity to review and provide input thereto. Innovir shall keep Scripps advised as to all developments with respect to such application(s) and shall promptly supply to Scripps copies of all papers received and filed in connection with the prosecution thereof in sufficient time for Scripps to comment thereon. Further, Innovir shall promptly notify Scripps in writing of any matter which has been patented under this Section 7.4.

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7.5      If Innovir elects to discontinue the financial support of the prosecution or maintenance of the protection of Intellectual Property under Section 7.4, Scripps shall be free to file or continue prosecution or maintain any such application(s), and to maintain any protection issuing thereon in the U.S., and in any foreign country at its sole expense. Any discontinuance of financial support shall not affect Innovir's rights to Intellectual Property under Section 7.4.

7.6 If Innovir wants an exclusive license to make, have made use or sell products, methods or services under any Intellectual Property conceived or made, at least in part, by Scripps in performance and the Research during the term of this Agreement, it shall have an option to obtain an exclusive, worldwide license to such Intellectual Property or any interest therein under the specific terms hereof, on an application-by-application basis, where each application is with respect to a specific field. It is the further intention of the parties hereto that Innovir shall elect to exercise its option from time to time and at multiple times during the term hereof, as and when Scripps makes the disclosure of each application of Intellectual Property. This option shall expire four (4) months from the date of receipt by Innovir of each disclosure described in Section 7.3 and 7.4 (the "Option Period").

7.7 Innovir shall exercise its option to obtain a license hereunder by delivering to Scripps a written notice within the Option Period which specifies the particular application of Intellectual Property for which the option is being exercised. Innovir and Scripps shall have a period of sixty (60) days from the date of exercise of the option by Innovir within which to agree upon the license terms. Scripps and Innovir shall negotiate in good faith to reach the terms of the exclusive, worldwide license; provided, however, if Scripps and Innovir do not reach agreement, Scripps, for two (2) years, will provide Innovir a right of first refusal to any license of such Intellectual Property offered to a third party where such license is on terms less favorable in material respects than the terms offered Innovir under this Section 7.7. Innovir shall have thirty (30) days from receipt of any such license to exercise its rights of first refusal. Such license shall include a reasonable royalty based on the respective party's contributions and relevant university and industry standards and, shall include such other terms as are typical in licenses of similar technology from nonprofit organizations to for-profit organizations.

7.8 Scripps reserves the right to use any Intellectual Property owned solely or jointly by Scripps that may be subject to an option pursuant to this Agreement or covered by a license granted hereunder solely for Scripps' own educational and non-commercial research purposes and the educational and non-commercial research purposes of any other nonprofit organization, without Scripps or such other nonprofit organization being obligated to pay Innovir any royalties or other compensation related thereto.

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7.9      Innovir and Scripps acknowledge that Scripps has received and expects to continue to receive funding from the United States Government in support of Scripps' research activities. Innovir acknowledges and agrees that its rights and obligations pursuant to this Agreement with respect to Intellectual Property owned solely or jointly by Scripps, shall be subject to Scripps' obligations and the rights of the United States Government, if any, which arise or result from Scripps' receipt of research support from the United States Government.

                                    ARTICLE 8
                          WARRANTIES AND REPRESENTATION

8.1 Scripps hereby warrants and represents that it has the full right and power to enter into this Agreement.

8.2 NEITHER PARTY MAKES ANY WARRANTIES CONCERNING THE RESEARCH PROGRAM OR ANY INTELLECTUAL PROPERTY WHICH MAY BE SUBJECT TO THIS AGREEMENT. WITHOUT LIMITING THE FOREGOING, NEITHER PARTY REPRESENTS OR WARRANTS THAT IT WILL SUCCESSFULLY COMPLETE THE RESEARCH PROGRAM OR THAT, IF COMPLETED, THE RESEARCH PROGRAM WILL RESULT IN INTELLECTUAL PROPERTY WHICH WILL BE SUBJECT TO AN OPTION HEREUNDER OR WHICH INNOVIR WILL DESIRE TO LICENSE. NEITHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTY, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AS TO ANY INTELLECTUAL PROPERTY. NEITHER PARTY MAKES ANY WARRANTY OR REPRESENTATION AS TO THE VALIDITY OR SCOPE OF ANY PATENT RIGHTS OR THAT ANY INTELLECTUAL PROPERTY WILL BE FREE FROM ANY INFRINGEMENT OF PATENTS OF THIRD PARTIES, OR THAT NO THIRD PARTIES ARE IN ANY WAY INFRINGING ANY PATENT RIGHTS.

8.3 Scripps represents that neither Scripps and to its best knowledge nor Dr. Chisari or the Researcher(s) have obligations or commitments which are inconsistent with the research to be conducted hereunder. Further, during the term of this Agreement, Scripps agrees not to approve any agreement involving Dr. Chisari and Dr. Chisari agrees not to enter into any relationships which involve research on ribozyme therapeutic related to the research conducted under this Agreement.

8.4 Innovir hereby warrants and represents that it has the full right and power to enter into this agreement.

                                    ARTICLE 9
                                  COMPENSATION

9.1 In support of the Research to be conducted at Scripps, Innovir shall pay Scripps according to the amounts specified and under the terms shown in
        Schedule 2

9.2 Within the thirty (30) days after the end of each year during the Term, Scripps shall provide an expenditure report, a financial accounting detailing actual expenditures for that year to Innovir.

9.3 Scripps shall maintain written records with respect to its operations pursuant to this Agreement in sufficient detail to enable Innovir to obtain an accounting of how the compensation has been spent by Scripps in performance of the research. In this regard, Scripps agrees that upon ten (10) days notice Innovir may, at its expense, send an auditor to examine during normal business hours the books of Scripps solely for the purpose of performing the accounting. Innovir's right to audit the records of Scripps shall continue for two (2) years after termination of the Agreement.

                                   ARTICLE 10
                              TERM AND TERMINATION

10.1 This Agreement shall commence the on Effective Date and shall continue for a two (2) year period (the Term); provided, however, any license granted to Innovir pursuant to Article hereof and the terms of this Agreement applicable to such license shall continue through the life of such license.

10.2 In the event that Innovir determines that it has an interest in the continued funding of the Research beyond the end of the Term, and upon mutual agreement of the parties Innovir shall have the option to fund the Research for an additional time period of agreed-upon length, whereupon the Term shall be renewed and extended for such additional time period. It is agreed that said option shall be exercised in writing by Innovir at least sixty (60) days prior to expiration of the Term then in affect, and it is further agreed that if the option to fund the Research is exercised by Innovir, the conditions governing the rights of the parties for the results of the Research and any additional Terms shall be identical to those detailed in this Agreement, the level of funding for any additional years will be negotiated to reflect the research to be conducted under the Research by the parties to this Agreement during any renewal and extended Term.

10.3 Innovir may terminate this Agreement by giving at least sixty (60) days prior notice in writing to Scripps. If Innovir terminates under this
        Section 10.3, Scripps shall be reimbursed for expenses incurred with Innovir's consent up to and including the day of termination and any reasonable expense incurred in terminating the Research, and any unexpended funds shall be returned to Innovir.

10.4 Scripps may terminate this Agreement by giving at least sixty (60) days prior notice to Innovir. If Scripps terminates under this Section 10.4, Innovir shall not be required to make any additional payments and Scripps shall return all money not expended before notice of termination is given; provided, however, termination under this Section 10.4 shall not terminate Innovir rights under Article 7.

10.5 If Scripps, the Principal Investigator, or the Researcher(s) is in breach of this Agreement and (where the breach is remediable) fails to remedy the breach within twenty (20) days of being requested to do so by Innovir, Innovir shall be entitled to terminate this Agreement at any time by notice in writing to Scripps. Termination shall be without prejudice to Innovir's other rights in respect of the breach of the Agreement.

10.6 If Innovir is in breach of this Agreement and (where the breach is remediable) fails to remedy the breach within twenty (20) days of being requested to do so by Scripps, Scripps shall be entitled to terminate this Agreement at any time by notice in writing to Innovir. Termination shall be without prejudice to Scripps' other rights in respect of the breach of the Agreement.

10.7 Articles 4, 5, 6, 7, 11 and 12 shall survive the termination of this Agreement.


                                   ARTICLE 11
                        RETURN OF DOCUMENTS AND MATERIALS

11.1 Upon termination of this Agreement, or at any time during the course of this Agreement, either party may request the return of all papers, records and other documents including any materials such as reagents, that it supplied to the other party, which are then in the possession of the other party, except:

        (a)     each party may retain one copy for archival purposes;

        (b) Scripps shall not require Innovir to return any documents or materials which Innovir requires to make an evaluation of its interest in exercising its license option pursuant to Section hereof, until after the conclusion of said license option period;

        (c) Scripps shall not require Innovir to return the written reports and tangible technical information made by Scripps pursuant to
                Article 4; and

        (d)     Innovir may retain materials required for government approval.

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                                   ARTICLE 12
                               GENERAL PROVISIONS

12.1 Both parties shall, at all times during the performance of this Agreement, remain as independent contractors and the Agreement shall not make the parties partners, joint venturers, or agents of one another. No party to this Agreement shall have the power to bind or obligate the other party.

12.2 None of the materials supplied under this Agreement by either party to the other, shall be used in human subjects without obtaining appropriate government approvals.

12.3 Neither party assumes responsibility or liability for the nature, conduct, or results of any research, testing or other work performed by the other party.

12.4 This Agreement may not be assigned by either party without the prior written consent of the other party; provided, however, Innovir may assign its interest to a successor of all or substantially all of its business associated with this Agreement.

12.5 Any notice, report or communication to be given under this Agreement may be delivered personally, sent by registered or certified mail, return receipt requested, or transmitted by facsimile copy or electronic mail to the parties at the addresses given below or such other addresses may be notified from time to time. Any notice, report or communication so sent shall not be deemed to have been given until it has been received by the party to whom it has been addressed.

                  The Scripps Research Institute
                  Office of Technology Transfer
                  10666 North Torrey Pines Road; TPC-9
                  La Jolla, California 92037

                           Attention:  Vice President
                           Telephone 619-554-8496
                           Facsimile 619-554-9910

                  Innovir Laboratories, Inc.
                  510 East 73rd Street
                  New York, NY  10021

                           Attention:  Allan R. Goldberg, Ph.D.
                           Telephone 212-249-4703
                           Facsimile 212-249-4513

                                      -10-

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12.6     The terms and conditions herein contained constitute the entire agreement between the parties and supersede all previous communications, whether oral or written, between the parties hereto with respect to the subject matters hereof, and no previous agreement or understanding varying or extending the same shall be binding upon either party hereto.

12.7 No amendment or modification of this Agreement shall be effective unless it is in writing and signed by duly authorized representatives of all parties.

12.8 The parties covenant and agree that, if either party fails or neglects for any reason to take advantage of any of the terms provided for the termination of this Agreement, or if either party, having the right to declare this Agreement terminated shall fail to do so, any such failure or neglect by either party shall not be a waiver or be deemed or be construed to be a waiver of any cause for the termination of this Agreement subsequently arising or as a waiver of any of the terms, covenants or conditions of this Agreement, or the performance thereof. None of the terms, covenants or conditions of this Agreement may be waived by either party except by its written consent.

12.9 All parties hereby especially agree and contract that neither party intends to violate any public policy, statutory or common law, rule or regulation, treaty or decision of any government agency or executive body thereof of any country or community or association of countries; if any word, sentence, paragraph or clause or combination thereof of this Agreement is found, by a court or executive body with judicial powers having jurisdiction over this Agreement or any of its parties hereto, in a final unappealed order to be in violation of any such provision in any country or community or association of countries, such words, sentences, paragraphs or clauses or combination shall be inoperative in such country or community or association of countries and the remainder of this Agreement shall remain binding upon the parties hereto.

12.10 Neither party shall be liable for delays caused by bona fide labor disputes, war, civil or military disturbances, acts or lack of action of governments or governmental authorities, accidents, fires, explosions, epidemics, forces of nature, acts of God or other causes reasonably beyond its control, but each party shall use all reasonable efforts to avoid such delays and to minimize the extent of any delays that do occur.

12.11 This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

12.12 This Agreement shall be deemed to have been made under, and shall be construed and interpreted in accordance with the laws of the State of New York, U.S.A.

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


12.13 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the commercial arbitration Rules of the American Arbitration Association ("AAA"), and the procedures set forth below. In the event of any inconsistency between the Rules of AAA and the procedures set forth below, the procedures set forth below shall control. Judgment upon the award rendered by the arbitrators may be enforced in any court having jurisdiction thereof.

        (a) Location. Unless the parties agree otherwise, if Scripps invokes the arbitration, the arbitration shall be held in New York, New York and if Innovir invokes the arbitration, the arbitration shall be held in the county of San Diego, California.

        (b) Section of Arbitrations. The arbitration shall be conducted by a panel of three neutral arbitrators who are independent and disinterested with respect to the parties, this Agreement, and the outcome of the arbitration. Each party shall appoint one neutral arbitrator, and these two arbitrators so selected by the parties shall then select the third arbitrator. If one party has given written notice to the other party as to the identity of the arbitrator appointed by the party, and the party hereafter makes a written demand on the other party to appoint its designated arbitrator within the next ten days, and the other party fails to appoint its designated arbitrator within ten days after receiving said written demand, then the arbitrator who has already been designated shall appoint the other two arbitrators.

        (c) Discovery. Unless the parties mutually agree in writing to some additional and specific pre-hearing discovery, the only pre-hearing discovery shall be (a) reasonably limited production to relevant and non-privileged documents, and (b) the identification of witnesses to be called at the hearing, which identification shall give the witness's name, general qualifications and position, and a brief statement as to the general scope of the testimony to be given by the witness. The arbitrators shall decide any disputes and shall control the process concerning these pre-hearing discovery matters. Pursuant to the rules of AAA, the parties may subpoena witnesses and documents for presentation at the hearing.

        (d) Case Management. Prompt resolution of any dispute is important to both parties; and the parties agree that the arbitration of any dispute shall be conducted expeditiously. The arbitrators are instructed and directed to assume case management initiative and control over the arbitration process (including scheduling of events, pre-hearing discovery and activities, and the conduct of the

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                hearing), in order to complete the arbitration as expeditiously as is reasonably practical for obtaining a just resolution of the dispute.

        (e) Remedies. The arbitrators may grant any legal or equitable remedy or relief that the arbitrators deem just and equitable, to the same extent that remedies or relief could be granted by a state or federal court, provided however, that no punitive damages may be awarded. No court action may be maintained seeking punitive damages. The decision of any two of the three arbitrators appointed shall be binding upon the parties.

        (f) Expenses. The expenses of the arbitration, including the arbitrators' fees, expert witness fees, and attorney's fees, may be awarded to the prevailing party, in the discretion of the arbitrators, or may be apportioned between the parties in the manner deemed appropriate by the arbitrators. Unless and until the arbitrators decide that one party is to pay for all (or a share) of such expenses, both parties shall share equally in the payment of the arbitrators' fees as and when billed by the arbitrators.

        (g) Confidentiality. Except as set forth below, the parties shall keep confidential the fact of the arbitration, the dispute being arbitrated, and the decision of the arbitrators. Notwithstanding the foregoing, the parties may disclose information about the arbitration to persons who have a need to know, such as directors, trustees, management employees, witnesses, experts, investors, attorneys, lenders, insurers, and others who may be directly affected. Additionally, if a party has stock which is publicly traded, the party may make such disclosures as are required by applicable securities laws. Further, if a party is expressly asked by a third party about the dispute or the arbitration, the party may disclose and acknowledge in general and limited terms that there is a dispute with the other party which is being (or has been) arbitrated. Once the arbitration award has become final, if the arbitration award is not promptly satisfied, then these confidentiality provisions shall no longer be applicable.

         IN WITNESS WHEREOF, Scripps and Innovir have caused this Agreement to be executed in duplicate by their respective duly authorized officers.

INNOVIR LABORATORIES, INC.                           SCRIPPS RESEARCH INSTITUTE

By: /s/ ALLAN R. GOLDBERG                            By: /s/ ARNOLD LaGUARDIA
   -------------------------------                       ----------------------
     Allan R. Goldberg, Ph.D                                Arnold LaGuardia
      Chairman and President                             Senior Vice President

Date:       6/3/96                                   Date:     5/31/96
      ---------------------------                         ----------------------


     I HAVE READ AND AGREED TO THE OBLIGATIONS AND RESPONSIBILITIES OF THE PRINCIPAL INVESTIGATOR.

FRANCIS V. CHISARI                                 Date:  5-31-96
- -------------------------------                          ----------------------
         Francis V. Chisari, Ph.D.

                                      -14-